CONSENT OF WILLIAM PAUL GORANSON

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the "S-3"), of the written disclosure regarding the "Nichols Ranch Uranium Project, 43-101 Technical Report, Preliminary Economic Assessment" dated February 28, 2015; and

(ii) the use of my name in the S-3.

/s/ William Paul Goranson
William Paul Goranson, P.E

Date: February 26, 2021